UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	001-34795	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2013 Annual Meeting of Shareholders was held pursuant to notice at 5:00 p.m. Pacific time on June 12, 2013 at our offices in Wilsonville, Oregon to consider and vote upon:

Proposal 1	Election of directors to serve for the ensuing year and until their successors are elected;

Proposal 2	Shareholder advisory vote on executive compensation;

Proposal 3	Shareholder proposal on majority voting for the election of directors; and

Proposal 4	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2014.

The results of the voting for election of directors were as follows:

Proposal 1 Election of Directors	For	Withheld	Broker Non-Votes
Keith L. Barnes	73,968,540	20,311,398	10,527,146
Sir Peter L. Bonfield	63,473,307	30,806,631	10,527,146
Gregory K. Hinckley	67,147,182	27,132,756	10,527,146
J. Daniel McCranie	74,245,709	20,034,229	10,527,146
Kevin C. McDonough	58,070,126	36,209,812	10,527,146
Patrick B. McManus	74,544,400	19,735,538	10,527,146
Walden C. Rhines	74,268,178	20,011,760	10,527,146
David S. Schechter	92,234,094	2,045,844	10,527,146

The results of the voting on the other proposals were as follows:

	For	Against	Abstention	Broker Non-Votes
Proposal 2	76,998,710	17,005,897	275,329	10,527,148
Proposal 3	85,058,948	5,387,592	3,446,169	10,914,375
Proposal 4	102,982,402	1,772,944	51,737	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION (Registrant)

Date: June 17, 2013	By:	/s/ Dean M. Freed
Dean M. Freed Vice President and General Counsel

3